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                                                                   Exhibit 99.2

                                   TUSCARORA

                                February 2, 1998

TO ALL TUSCARORA PERSONNEL:

     As you know, the company has just announced an expected shortfall in earnings for the second quarter of fiscal 1998 and acknowledged that it will take a one time charge of up to $3,500,000 to cover the cost of re-structuring the business and the write-down of certain obsolete or impaired assets. Although necessary, this action is painful and troubling to everyone associated with the company - employees, shareholders, customers and vendors.

     There are several factors that have led to this decision. In the final analysis, Tuscarora, as a company, must provide proper financial returns on its investment in order to offer shareholders, employees and other interested parties the appropriate security and financial incentives expected from a successful business. Although Tuscarora has remained profitable and in a strong financial condition in recent quarters, it has not demonstrated a sufficiently high level of profitability to support its current level of investment in the business. We are, therefore, obliged to take appropriate action to improve the interest of all Tuscarora stakeholders - employees, shareholders, customers and vendors alike.

     Specifically, there are four factors that are currently impacting the overall performance of our business. The actions announced today are designed to address all four issues:

UNDERPERFORMANCE IN THE UNITED KINGDOM

     As has been previously acknowledged, our business in the U.K. has been struggling for the past six months. Ironically, the primary cause for these problems has been the fact that we were oversold in that market and did not have the proper manufacturing capacity or cadre of experienced people available to properly manage that situation. Normally, we welcome a period of high sales volume as an opportunity to generate higher profits; however, in this instance, that circumstances led to inefficiency and poor service which greatly depressed profitability and strained customer relationships.

     Our growth in the U.K., both through selling and design activities and acquisitions has been very strong over the past three years. We currently enjoy the largest market share in the foam plastic business in the U.K. Our group of key management people in the U.K. is enthusiastic about the progress we have made in the market, yet recognize that we have not had a sufficient number of experienced personnel in place to manage this rapid growth.
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     Steps are being taken in the U.K. to enhance our management skills, including the hiring of new plant managers in Spennymoor and Northampton and the initiation of an intensive technical training program for appropriate plant personnel.

     In addition, we are re-aligning our reporting structure to bring the U.K. and our Eastern Division into closer and more formal contact. Gary Rodgers, currently General Manager of the Eastern Division, will now also have responsibility for the U.K. with Scott Biddinger and the entire U.K. organization reporting through Gary. This change is designed primarily to allow for a very intentional interaction between our plants and personnel in the Eastern Division with our business in the U.K.

     Generally, our plants in the Eastern Division are stable and profitable and are home to some of our most experienced management people. In the course of this re-organization, Ken Sears, currently Senior Plant Manager in charge of Putnam, CT and Holden, MA operations will also be promoted to the position of Manufacturing Manager.

     I am confident we are very close to seeing significant performance improvements in all of our U.K. sites. This action is designed to enhance and expedite that process.

THERMOFORMING

     We have also been experiencing sub-standard performance in our thermoforming operations. Although much work remains to be done in this area, we are already beginning to see some improvements in these results.

     We have recently hired a new General Manager for this division, Joe Knight. Joe comes to Tuscarora with many years of experience in the thermoforming industry and is a welcome addition to our company. Charley Odle has also been assigned full time to this division as Manufacturing Manager and will work with Joe to improve our thermoforming operation in all three locations - Sandusky, Conyers and Tijuana.

     The Thermoforming Division will now formally report to Mike Grunnet, currently General Manager of our Southern Division. Mike will be responsible for the continued growth of Thermoforming and its integration throughout Tuscarora.

SOUTHWEST

     The enormous growth of our business in the maquiladora area of Juarez, Mexico and in eastern Texas (primarily Compaq Computer) has also caused some growth pain in that region. Explosive growth in this area prompted the construction of a new molding plant in Brenham, Texas designed to support the high technology industry in Houston and Austin. This growth has also driven very rapid expansion of our existing facility in Juarez. Similar to our situation in the U.K., this high level of activity has caused some inefficiency and depressed current operating results. As the new plant in Brenham comes on stream
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and further adjustments are made to our capabilities in Juarez, we expect profitability in this area to improve.

     In order to align these operations with other experienced management personnel, Brenham, Texas will now be assigned to our Midwest Division and become the responsibility of Ron Margeson, General Manager of out Midwest Division. Ken Aberle, a long-time Tuscarora manager and currently Senior Plant Manager for Pardeeville, WI and Storm Lake, IA will be promoted to Manufacturing Manager in this division and will be responsible for the Brenham plant, as well as for Pardeeville and Storm Lake. Ken has most recently been responsible for the very successful start-up of the new plant in Storm Lake and his experience with that process will be enormously valuable in helping Brenham to come on line in an equally orderly and profitable way. Gary Smith will continue as Manufacturing Manager in the Midwestern Division, as well, with responsibility for Marion, Chesaning, Saginaw and Streator. Gary will have continued involvement throughout the entire region as Ken assimilates his new responsibilities.

     Juarez and Las Cruces will be assigned to our Western Division and will now report through Bob Sterritt, General Manager of that division. Bob has had prior experience with these plants and will now assume direct responsibility for these operations. With the pending start-up of out newest facility in Tijuana, Mexico, we must now develop a strong team with skills specifically related to the issues of doing business in Mexico and with the maquiladora region. In that regard, we are actively recruiting for a senior operations person with experience in Mexico and the maquiladora industry. We believe we are quite close to hiring such a person to assist with the planning, control and management of our Mexican and border related business.

OPERATING MARGINS

     Although the traditional core of our business in the East, South and Midwest sections of the U.S. has remained very profitable, we are experiencing continued pressure on our operating margins as customers press for ever lower prices and higher levels of service and quality. This squeeze is very much a part of doing business in a global economy in the 90's and we must recognize that recovering margin through higher prices is generally not an available option. We must maintain our margins through greater efficiency, continued growth, and tight cost control. In general our plants do an extraordinarily good job of managing their operations in this difficult environment and have been quite successful in matters of cost control at that level.

     The downsizing that was announced today in out corporate overhead is a reflection of the reality that we cannot achieve our profit objective solely through cost reduction at the plant level. We must also lower our overhead costs.

     Accordingly, certain positions throughout our overhead structure have been eliminated. This is a very painful and personal process and I deeply regret the necessity to
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take this action. Virtually every position eliminated was held by a good, hard working person who was doing a good job for Tuscarora. Unfortunately, we must lower our overhead costs to reflect the reality of our business today. Those jobs being eliminated are no longer viable or appropriate for our current circumstance. As the company's earnings recover and we continue to grow, certain of these jobs may well be re-instituted, but for now we must do with less in our overhead structure.

     Further changes in our corporate structure will be implemented as we also reassign certain people and redefine certain functions. In the areas of manufacturing services and technical support, although we are eliminating certain existing positions, we will also be actively pursuing a program to outsource many of these services. Likewise, we will be creating a more formal purchasing function to aggressively go after reductions in our bought outside costs. Brad Buettin will be assigned to this purchasing initiative and will work directly for Jim Brakebill, Vice President of Manufacturing Services.

     Although this is admittedly not a particularly good time to be announcing promotions, this current re-organization has prompted us to recognize several key senior managers in Tuscarora for the high quality of their work at Tuscarora in the past and their increased levels of responsibility in the future. I am pleased to announce that the following people will be named Vice President, effective February 1, 1998:

Gary Rodgers       Vice President in charge of our Eastern U.S. and
                   U.K. Divisions

Mike Grunnet       Vice President in charge of our Southern U.S. and
                   Thermoforming Divisions

Ron Margeson       Vice President in charge of our Midwestern Division (now
                   including Brenham, Texas)

Bob Sterritt       Vice President in charge of our Western Division (now
                   including Juarez and Las Cruces)

Ed Wolford         Vice President and Controller

Irene McAllister   Vice President of Human Resources

     All of the above named people have years of experience and records of meaningful accomplishment with Tuscarora and I am confident that they will be positive and pro-active in helping us get through this current re-organization smoothly and onto more profitable operations as quickly as possible.

     I recognize that a period like this is very unsettling and disruptive for the entire organization. Please understand that these decisions have not been made lightly and that everyone's cooperation and understanding is critically important as we work through this.

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situation. There is no roadmap for this process and perfect answers are not available for every circumstance.

     When the dust settles in the coming days, the vast majority of current people and facilities will remain. Our prognosis for improved profitability as early as the third and fourth quarter of this fiscal year remains quite good. Opportunities for continued growth remain abundant, through both new plant openings and acquisition. The company's financial position remains rock solid, with a strong balance sheet and continued high levels of cash flow from operations.

     Shareholders, employees, customers and vendors can all remain assured that Tuscarora will continue to grow and prosper. This action is an unpleasant necessity, but one that must be taken. Having spent my entire adult life involved with this company, this action is particularly difficult and personal for me, yet I know it must be done.

     Fortunately, Tuscarora has not had to suffer many of these moments over its 35 year history. The best remedy for healing at a time like this is an expeditious completion of the job eliminations, continued hard work, dedication and understanding by those remaining in the company's employ, and then a rapid recovery of the company's earnings to re-establish positive momentum for the future. I trust every Tuscarora employee will be helpful in re-energizing the business and helping it to move forward in a positive fashion.

     Thank you very much for your support and understanding in this difficult matter.


                                                 Very truly yours,


                                                 /s/ John P. O'Leary, Jr.
                                                 ------------------------
                                                 President & CEO

/cas